MCG LOGO

MCG Capital Corporation                     PRESS RELEASE
1100 Wilson Boulevard
Suite 3000                                  Contact:  Sherry Edwards Dopp
Arlington, VA  22209                        (703) 247-7502
(703) 247-7502                              SDopp@MCGCapital.com
(703) 247-7505 (FAX)
MCGCapital.com



FOR IMMEDIATE RELEASE

 MCG Capital Corporation Reports Net Income of $27.8 Million for the First Nine
                Months of 2003 Compared to $9.7 Million for 2002


Arlington, VA - November 5, 2003 - MCG Capital Corporation (Nasdaq: MCGC) announced today results for the nine months and quarter ended September 30, 2003.

Highlights:

     o YTD 2003 operating income of $58.1 million, up 3% and Q3 operating income of $19.9 million, down 1% from prior year

     o YTD 2003 net operating income before investment gains and losses (NOI) of $34.4 million, up 4% and Q3 2003 NOI of $11.7 million, level with prior year

     o YTD 2003 net income of $27.8 million, up from $9.7 million from YTD 2002 and Q3 2003 net income of $9.9 million, compared to a net loss of $3.5 million for Q3 2002

     o Added two new portfolio companies in Q3 2003 with investments totaling approximately $17.8 million

     o    Dividend of $0.42 per share declared in Q3 2003


We invite interested parties to join our analyst call today at 1:30 p.m. ET for a further discussion of our third quarter 2003 financial results. The dial-in number for the call is (800) 289-0468. International callers should dial (913) 981-5517. Please dial-in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the MCG website at http://investor.mcgcapital.com. Click on the November 5, 2003, Conference Call to access the call. A recording of the call will be available through November 12, 2003. The replay dial-in number is (888) 203-1112. International callers should call (719) 457-0820. The replay pass code is 105825. The replay will also be available via MCG's website. Financial information provided in the analyst call will be available on our website at mcgcapital.com prior to the call.

MCG Capital Corporation
Press Release
November 5, 2003
Page 2

                             SELECTED OPERATING DATA

The following table shows our selected consolidated operating data for the three and nine months ended September 30, 2003 and 2002:

                  Selected Operating Data

               The following table shows our consolidated results of operations for the three and nine months ended September 30, 2003 and 2002.

                                                                 Three Months Ended                   Nine Months Ended
                                                                     September 30,                       September 30,
      (dollars in thousands)                                    2003              2002               2003             2002
                                                         ----------------   ---------------   ----------------  ---------------
      Operating income
      Interest and dividend income                         $      17,666     $      19,396      $      54,250     $     53,240
      Advisory fees and other income                               2,238               742              3,829            3,385
                                                             ------------      ------------       ------------      -----------
      Total operating income                                      19,904            20,138             58,079           56,625
      Operating expenses
      Interest expense                                             2,701             2,841              7,429            8,181
      Employee compensation:
             Salaries and benefits                                 1,759             1,958              5,800            5,821
             Long-term incentive compensation (a)                  1,759             1,816              4,786            5,073
                                                             ------------      ------------       ------------      -----------
      Total employee compensation                                  3,518             3,774             10,586           10,894
      General and administrative expense                           1,945             1,870              5,694            4,492
                                                             ------------      ------------       ------------      -----------
      Total operating expenses                                     8,164             8,485             23,709           23,567
                                                             ------------      ------------       ------------      -----------
      Net operating income (b)                             $      11,740     $      11,653      $      34,370     $     33,058
                                                             ============      ============       ============      ===========
      Net operating income per share                       $        0.36     $        0.39      $        1.11     $       1.18

Following is a  reconciliation  of net  operating  income to  distributable  net operating income (c):
      Net operating income (b)                             $      11,740     $      11,653      $      34,370     $     33,058
      Long-term incentive compensation (a)                         1,759             1,816              4,786            5,073
                                                             ------------      ------------       ------------      -----------
      Distributable net operating income (c)               $      13,499     $      13,469      $      39,156     $     38,131
                                                             ============      ============       ============      ===========
      Distributable net operating income per share (d)     $        0.40     $        0.43      $        1.22     $       1.30

      (a) Includes non-cash amortization expenses related to termination of the stock option plan and issuance of related restricted stock awards at the time of the IPO and the expenses associated with the classification of dividends on performance based restricted shares and shares securing employee loans as compensation expense for GAAP purposes.

      (b) These amounts represent net operating income before investment gains and losses in the Consolidated Statements of Operations.

      (c)  Distributable  net operating income is a non-GAAP  financial  measure most comparable to net operating income before investment gains and losses as shown in the Consolidated Statements of Operations. Management believes that  distributable  net operating income provides a guide to amounts from operations that may be  distributable  to  shareholders.  However,  actual distributions  may vary and such amounts  identified in this table are not intended  to  represent  amounts  we will  actually  distribute  in future periods.  Distributable  net  operating  income may not be  comparable  to similarly titled measures reported by other companies.
            Distributable  net operating income does not represent net income or net cash  provided by operating  activities  in  accordance  with GAAP and should not be considered an  alternative to such items as an indication of
      our  performance.   Distributable  net  operating  income  should  not  be
      considered  an  alternative  to cash  flows as a measure of  liquidity  or ability to make distributions.

      (d) This  amount is  computed  based on  weighted  average  common  shares outstanding  subject to  dividends  which is the weighted  average  common
      shares  outstanding  as  disclosed  in  the  Consolidated   Statements  of
      Operations  together  with the  weighted  average  unvested  shares in the restricted  stock  awards  which total 997 and 1,334 for the three  months ended  September 30, 2003 and 2002,  respectively  and 1,107 and 1,393 for the nine months ended  September  30, 2003 and 2002,  respectively.  These shares are excluded from average  shares  outstanding  as disclosed in the
      Consolidated  Statements of  Operations  but are issued,  outstanding  and subject to dividend.

MCG Capital Corporation
Press Release
November 5, 2003
Page 3


DETAILED FINANCIAL RESULTS

YTD total  operating  income  increased 3% from $56.6 million for the first nine
----------------------------
months of 2002 to $58.1 million for first nine months of 2003. The change in operating income was made up of:

     o    Increase  due to expanded  spread over LIBOR - $6.7 million
     o    Decrease due to lower LIBOR income - ($3.2  million)
     o    Decrease due to a decline in assets- ($2.3  million)
     o    Net  decrease  in loan  fee and  dividend  income - ($0.1  million)
     o    Increase in advisory fees and other income - $0.4 million

The increase in spread related to the benefit of LIBOR floors and repricing of existing loans.

YTD total operating  expenses  increased less than 1% from $23.6 million for the
-----------------------------
first nine months of 2002 to $23.7 million for the first nine months of 2003. The increase in operating expenses was due to:

     o    Decrease  in  interest  expense - ($0.8  million)
     o    Decrease in total employee compensation - ($0.3 million)
     o    Increase  in general  and  administrative  expense - $1.2  million

The decrease in interest expense reflects a $1.6 million impact from the decline in LIBOR partially offset by the impact of an increase in borrowings and spread to LIBOR. The higher general and administrative expenses related to increased professional fees from servicing and restructuring certain loans as well as an increase in certain expenses associated with MCG's expanded office facilities.

NOI for the first nine months of 2003 totaled $34.4 million,  a 4% increase from
---
the prior year comparative period of $33.1 million.

Distributable NOI (NOI excluding long-term incentive compensation) for the first
-----------------
nine months of 2003 totaled $39.2 million, a 3% increase from $38.1 million for the prior year comparative period.

Net investment gains and losses totaled ($6.6) million for the first nine months
-------------------------------
of 2003 compared to ($23.4) million for the first nine months of 2002.

Net income  amounted to $27.8  million for the nine months ended  September  30,
----------
2003 compared to net income of $9.7 million for the nine months ended September 30, 2002.

Q3 total operating  income decreased 1% from $20.1 million for the third quarter
--------------------------
of 2002 to $19.9 million for the third quarter of 2003. The change in operating income was made up of:

     o    Increase  due to expanded  spread over LIBOR - $2.5 million
     o    Decrease due to lower LIBOR income - ($1.2  million)
     o    Decrease due to a decline in assets - ($3.3 million)
     o    Net increase in loan fee and dividend income - $0.3 million
     o    Increase in advisory fees and other income - $1.5 million

MCG Capital Corporation
Press Release
November 5, 2003
Page 4


Q3 total operating  expenses declined 4% from $8.5 million for the third quarter
----------------------------
of 2002 to $8.2 million for the third quarter of 2003. The decrease in operating expenses was due to:

     o    Decrease  in  interest  expense - ($0.1  million)
     o    Decrease in total employee compensation - ($0.3 million)
     o    Increase in general and administrative expense - $0.1 million

NOI for the quarter ended  September 30, 2003 totaled $11.7 million,  level with
---
the prior year comparative quarter.

Distributable  NOI (NOI  excluding  long-term  incentive  compensation)  for the
------------------
quarter ended September 30, 2003 totaled $13.5 million, level with the prior year comparative quarter.

Net investment  gains and losses totaled ($1.8) million for the third quarter of
--------------------------------
2003 compared to ($15.1) million for the third quarter of 2002.

Net income  amounted to $9.9 million for the quarter  ended  September  30, 2003
----------
compared to a net loss of $3.5 million for the third quarter of 2002.

Credit quality. At September 30, 2003 there were $14.3 million of loans, or 2.3%
---------------
of the investment portfolio, greater than 60 days past due compared to $15.8 million of loans, or 2.5%, at June 30, 2003. At September 30, 2003, including $10.2 million of the loans greater than 60 days past due, there were $24.7 million of loans on non-accrual status representing 3.9% of the investment portfolio. At June 30, 2003, including $1.6 million of the loans greater than 60 days past due, there were $24.6 million of loans on non-accrual status representing 3.9% of the investment portfolio.

Business activity for the third quarter of 2003 included  investments in two new
-----------------
customers totaling $17.8 million and several follow on investments in existing customers.

MCG Capital Corporation
Press Release
November 5, 2003
Page 5


                     FINANCIAL STATEMENTS AND RELATED TABLES

                             MCG Capital Corporation
                     Consolidated Balance Sheets (unaudited)
                    (in thousands, except per share amounts)

                                                                                            September   December 31,
                                                                                             30, 2003       2002
                                                                                          ----------------------------
Assets
Cash and cash equivalents                                                                       $154,591 $     9,389
Cash, securitization accounts                                                                     21,091      43,170
Investments:
   Commercial loans, at fair value (cost of $588,855 and $694,977, respectively)                 579,794     668,803
   Investments in equity securities, at fair value (cost of $70,729 and $37,014,
      respectively)                                                                               49,573      20,067
   Unearned income on commercial loans                                                           (17,440)    (12,778)
                                                                                          ----------------------------
      Total investments                                                                          611,927     676,092
Interest receivable                                                                                4,697       5,866
Other assets                                                                                       9,048      10,476
                                                                                          ----------------------------
      Total assets                                                                              $801,354   $ 744,993
                                                                                          ============================
Liabilities
Borrowings                                                                                      $318,471   $ 363,838
Interest payable                                                                                   1,186       1,527
Dividends payable                                                                                 13,127      13,129
Other liabilities                                                                                  4,131       5,249
                                                                                          ----------------------------
      Total liabilities                                                                          336,915     383,743
                                                                                          ----------------------------
Commitments and contingencies
Stockholders' Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding                   --           --
Common stock,
   par value $.01, authorized 100,000 shares, 38,729 issued and outstanding on
   September 30, 2003 and 31,259 issued and outstanding on December 31, 2002                         387         313
Paid-in capital                                                                                  529,129     419,961
Stockholder loans                                                                                 (5,295)     (5,513)
Unearned compensation--restricted stock                                                           (5,889)     (8,566)
Distributions in excess of earnings                                                              (23,676)     (1,824)
Net unrealized depreciation on investments                                                       (30,217)    (43,121)
                                                                                          ----------------------------
      Total stockholders' equity                                                                 464,439     361,250
                                                                                          ----------------------------
      Total liabilities and stockholders' equity                                                $801,354   $ 744,993
                                                                                          ============================

MCG Capital Corporation
Press Release
November 5, 2003
Page 6

                                              MCG Capital Corporation

                                 Consolidated Statements of Operations (unaudited)
                                      (in thousands, except per share amounts)

                                                        Three Months Ended                 Nine Months Ended
                                                          September 30,                      September 30,
                                                      2003             2002              2003            2002
                                                ---------------------------------------------------------------------
Operating income
Interest and dividend income                               17,666       $   19,396           54,250       $   53,240

Advisory fees and other income                              2,238              742            3,829            3,385
                                                ---------------------------------------------------------------------

Total operating income                                     19,904           20,138           58,079           56,625
                                                ---------------------------------------------------------------------
Operating expenses

Interest expense                                            2,701            2,841            7,429            8,181

Employee compensation:

   Salaries and benefits                                    1,759            1,958            5,800            5,821

   Long-term incentive compensation                         1,759            1,816            4,786            5,073
                                                ---------------------------------------------------------------------
Total employee compensation                                 3,518                            10,586
                                                                             3,774                            10,894


General and administrative expense                          1,945            1,870            5,694            4,492
                                                ---------------------------------------------------------------------


Total operating expenses                                    8,164            8,485           23,709           23,567
                                                ---------------------------------------------------------------------

Net operating income before investment gains
and losses                                                 11,740           11,653           34,370           33,058
                                                ---------------------------------------------------------------------


Net realized losses on investments                          2,064           (9,617)         (19,475)          (9,617)
Net change in unrealized appreciation
(depreciation) on investments                              (3,891)          (5,497)          12,904          (13,755)
                                                ---------------------------------------------------------------------
Net investment gains and losses                            (1,827)         (15,114)          (6,571)         (23,372)
                                                ---------------------------------------------------------------------
Net income (loss)/Net increase (decrease) in
stockholders' equity resulting from earnings           $    9,913       $   (3,461)       $  27,799        $   9,686
                                                =====================================================================

Earnings (loss) per common share:
   Basic                                               $     0.30       $    (0.12)       $    0.90        $    0.35
   Diluted                                             $     0.30       $    (0.12)       $    0.90        $    0.34
Cash dividends declared per share                      $     0.42       $     0.46        $    1.23        $    1.34


Weighted average common shares outstanding                 32,878           29,932           31,033           28,041
Weighted average common shares outstanding -
diluted                                                    32,906           29,932           31,042           28,102

MCG Capital Corporation
Press Release
November 5, 2003
Page 7

                          ADDITIONAL FINANCIAL DETAILS

Discussion of Operations

Total operating income for the third quarter of 2003 was $19.9 million, a decrease of $0.2 million or 1% compared to the third quarter of 2002. Total operating income is primarily comprised of interest and fees on commercial loans. Loan interest declined $2.0 million from the third quarter of 2002 to the third quarter of 2003. The benefit of an increase in interest spread was more than offset by a decrease in loan volume and LIBOR. The majority of the loans are priced as a variable spread to LIBOR and this spread increased by 146 basis points in the third quarter of 2003 compared to the third quarter of 2002, resulting in an addition to income of $2.5 million. The LIBOR floors have had the effect of increasing our spread because such floors have generally been above current LIBOR rates. For these periods, average loans declined 18%, contributing a $3.3 million decrease in operating income. Average three month LIBOR decreased 68 basis points over these periods from 1.81% to 1.13%, decreasing income by $1.2 million. Loan fees and dividend income increased by $0.3 million from the third quarter of 2002 to the third quarter of 2003. Advisory fees and other income increased $1.5 million from the third quarter of 2002 to the third quarter of 2003 primarily due to an increase in advisory services provided to existing customers compared to the prior year's quarter.

Total operating income for the first nine months of 2003 was $58.1 million, an increase of $1.5 million or 3% compared to the first nine months of 2002. Total operating income is primarily comprised of interest and fees on commercial loans. Operating income for the first nine months of 2003 included $0.4 million of dividend income. Loan interest rose $1.2 million from the first nine months of 2002 to the first nine months of 2003. The benefit of an increase in interest spread was partially offset by a decrease in loan volume and LIBOR. The majority of the loans are priced as a variable spread to LIBOR and this spread increased by 137 basis points in the first nine months of 2003 compared to the first nine months of 2002, resulting in an addition to income of $6.7 million. The LIBOR floors have had the effect of increasing our spread because such floors have generally been above current LIBOR rates. For these periods, average loans declined 5%, contributing a $2.3 million decrease in operating income. Average three month LIBOR decreased 65 basis points over these periods from 1.88% to 1.23%, decreasing income by $3.2 million. Loan fees and dividend income decreased by $0.1 million from the first nine months of 2002 to the first nine months of 2003. Advisory fees and other income increased $0.4 million from the first nine months of 2002 to the first nine months of 2003 due to an increase in business activity in the first nine months of 2003.

Total operating expenses for the third quarter of 2003 were $8.2 million, a decrease of $0.3 million or 4% compared to the third quarter of 2002. Interest expense declined by 5% to $2.7 million in the third quarter of 2003 compared to $2.8 million in the third quarter of 2002. The decline in LIBOR, debt amortization costs and average borrowings decreased interest expense by $0.8 million. These decreases were partially offset by the increase in spreads. The increase in spreads increased interest expense by $0.7 million.

Total operating expenses for the first nine months of 2003 were $23.7 million, an increase of $0.1 million or less than 1% compared to the first nine months of 2002. Interest expense declined 9% to $7.4 million in the first nine months of 2003 compared to $8.2 million in the first nine months of 2002. The increase in

MCG Capital Corporation
Press Release
November 5, 2003
Page 8


average borrowings and spreads increased interest expense by $1.3 million. The increases caused by higher level of borrowings and increased spreads were more than offset by the decline in average LIBOR and debt amortization costs. This decline in LIBOR and debt amortization costs decreased interest expense by $2.1 million.

Other operating costs are comprised of two main components. The first component includes salaries and benefits and general and administrative expenses. These expenses remained fairly constant with a slight decrease from $3.8 million in the third quarter of 2002 to $3.7 million in the third quarter of 2003. For the first nine months of 2003 compared to the same period on 2002, these expenses increased from $10.3 million in 2002 to $11.5 million in 2003. In comparing the year-to-date periods, the increase was due to higher expenses related to increased professional fees from servicing and restructuring certain loans as well as an increase in certain general and administrative expenses associated with MCG's expanded office facilities. The second operating expense component is long-term incentive compensation for MCG's employees arising from the termination of our stock option plan upon conversion to a BDC. This expense totaled $1.8 million and $4.8 million for the third quarter and first nine months of 2003, respectively, compared to $1.8 million and $5.1 million for the third quarter and first nine months of 2002, respectively. Long-term incentive compensation represents non-cash amortization of restricted stock awards and the treatment of dividends on shares securing employee loans as compensation.

Net operating income before investment gains and losses (NOI) for the quarter ended September 30, 2003 totaled $11.7 million, level with the quarter ended September 30, 2002. NOI for the nine months ended September 30, 2003 totaled $34.4 million compared to $33.1 million for the nine months ended September 30, 2002. Distributable NOI, which is NOI excluding the long-term incentive compensation expense, totaled $13.5 million for the third quarter of 2003 level with the third quarter of 2002. Distributable NOI for the nine months ended September 30, 2003 totaled $39.2 million compared to $38.1 million for the same period of 2002. Net investment gains and losses totaled ($1.8) million for the third quarter of 2003 compared to ($15.1) million for the third quarter of 2002. Net investment gains and losses totaled ($6.6) million for the first nine months of 2003 compared to ($23.4) million for the first nine months of 2002. See the section on Asset Quality below for more detail on investment losses. Net income totaled $9.9 million for the quarter ended September 30, 2003 compared to a net loss of $3.5 million for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, net income totaled $27.8 million compared to $9.7 million for the same period in 2002.

MCG Capital Corporation
Press Release
November 5, 2003
Page 9


Asset Quality

The following table summarizes our realized gains and losses and unrealized appreciation and depreciation for the three and nine months ended September 30, 2003 and 2002:

              Summary of Realized Gains and Losses and Unrealized Appreciation and Depreciation
                                                on Investments
                                            (dollars in thousands)

                                                       Three Months Ended             Nine Months Ended
                                                          September 30                  September 30
                                                       2003           2002           2003          2002
-------------------------------------------------------------------------------  ---------------------------

Realized gains (losses) on loans                       $ (1,007)      $ (9,617)      $(23,378)     $ (9,617)
Realized gains (losses) on equity investments             3,071              -          3,903             -
                                                    ------------  -------------  ------------- -------------
Net realized gains (losses) on investments                2,064         (9,617)       (19,475)       (9,617)

Unrealized appreciation on loans                            415              -            145             -
Unrealized appreciation on equity investments             2,218          1,627          8,659         4,466
Unrealized depreciation on loans                         (2,073)        (6,715)        (6,460)      (13,386)
Unrealized depreciation on equity investments            (4,705)       (10,026)       (10,958)      (14,452)
Reversal of unrealized depreciation (appreciation)*         254          9,617         21,518         9,617
Net change in unrealized appreciation (depreciation)
      on investments                                ------------  -------------  ------------- -------------
                                                         (3,891)        (5,497)        12,904       (13,755)
                                                    ------------  -------------  ------------- -------------
Net investment gains and losses                        $ (1,827)     $ (15,114)      $ (6,571)    $ (23,372)
                                                    ============  =============  ============= =============

* When a gain or loss becomes  realized,  the prior  unrealized  appreciation or depreciation is reversed.


For the third quarter of 2003, we realized gains totaling $3.5 million in our equity positions in Talk America Holdings, Inc. and Systems Xcellence. Our unrealized depreciation for the quarter totaled $3.9 million and related primarily to investments in niche-telecom and trade publishing companies.

MCG Capital Corporation
Press Release
November 5, 2003
Page 10


In addition to various risk management and monitoring tools, MCG also uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. The following table shows the fair value of our investments on the 1 to 5 investment rating scale, as of September 30, 2003 and June 30, 2003:

                 Distribution of Portfolio by Investment Rating
                                 (in thousands)
                            September 30, 2003                   June 30, 2003
                   -----------------------------------------------------------------------
   Investment        Investments at    Percentage of     Investments at   Percentage of
     Rating            Fair Value     Total Portfolio      Fair Value    Total Portfolio
------------------ -----------------------------------------------------------------------
                1          $ 89,953              14.3%         $123,285             19.5%
                2           257,840              41.0           263,070             41.7
                3           228,094              36.2           193,001             30.6
                4            46,402               7.4            42,934              6.8
                5             7,078               1.1             9,019              1.4
                   -----------------------------------------------------------------------
                           $629,367             100.0%         $631,309            100.0%
                   =======================================================================

1     Capital gain expected

2 Full return of principal and interest or dividend expected with customer performing in accordance with plan

3 Full return of principal and interest or dividend expected but customer requires closer monitoring

4 Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment

5 Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

MCG Capital Corporation
Press Release
November 5, 2003
Page 11


About MCG Capital Corporation
-----------------------------

MCG Capital Corporation (Nasdaq: MCGC) is a solutions-focused financial services company providing financing and advisory services to companies throughout the United States in the communications, information services, media and technology industry sectors. The company's investment objective is to achieve current income and capital gains. MCG is an internally managed business development company under the Investment Company Act of 1940. Since its inception, MCG has originated an aggregate of over $2 billion in investments in over 200 transactions. MCG typically works with companies with $10 million to $150 million in annual revenues.

Forward-looking Statements:
---------------------------

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company's acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including without limitation (1) the current economic conditions may impair our customers' ability to repay our loans and increase our non-performing assets,
(2) the current economic conditions may disproportionately impact certain sectors in which we concentrate, such as certain areas within publishing and telecommunications and such conditions may cause us to suffer losses in our portfolio and experience diminished demand for capital in these industry sectors, (3) a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities, (4) interest rate volatility could adversely affect our results, (5) the risks associated with the possible disruption in the Company's operations due to terrorism and
(6) the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.
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